UBIQUITI NETWORKS REPORTS THIRD QUARTER FISCAL 2017 FINANCIAL RESULTS
 ~ Achieves Record Revenue and Seventh Consecutive Quarter of Revenue Growth ~

San Jose, CA – May 4, 2017 - Ubiquiti Networks, Inc. (NASDAQ: UBNT) (“Ubiquiti” or the “Company”) today announced results for its fiscal 2017 third quarter ended March 31, 2017.

Third Quarter Fiscal 2017 Financial Summary

●
Record quarterly revenues of $218.4 million, increasing 30% year-over-year
●
GAAP gross profit and non-GAAP gross profit of $99.1 million
●
GAAP net income of $64.4 million and non-GAAP net income of $64.6 million, increasing 22% year-over-year
●
GAAP diluted EPS of $0.77 and non-GAAP diluted EPS of $0.78

Third Quarter Financial Highlights

●
Revenues increased 30% year-over-year and 2% sequentially, primarily driven by continued strong demand for the Company’s UniFi product family, new AmpliFi consumer products, and solid demand for new AC technology offerings for the Ubiquiti service provider community.

●
Enterprise Technology revenues surpassed Service Provider Technology revenues for the first time in Company history and increased 60% year-over-year and 16% sequentially. Year-over-year growth was primarily fueled by continued adoption of the Company’s UniFi AC access points, UniFi Switch, UniFi Video and other industry-leading products targeting the Enterprise market. Enterprise revenues also benefitted from strong sales of the Company’s new consumer products.

●
Service Provider Technology revenues increased 9% year-over-year, primarily driven by demand for new offerings for the Ubiquiti service provider community.

●
Non-GAAP diluted EPS increased 24% year-over-year, demonstrating the continued scalability of Ubiquiti’s unique business model, and sustaining a 30% net income margin trend, well above industry averages of less than 20%.

●
Gross margin of 45.4%, representing an increase on a sequential basis and a decline of 4% on a year-over-year basis. Third quarter gross margin was negatively impacted by product mix, which was weighted toward newer products that are early in the cost curve.

●
Repurchased $96.3 million of common stock, repurchasing 1,932,411 shares at an average price of $49.82 per share.

●
Amended the Company’s Credit Agreement on April 14, 2017, providing an additional $100 million of availability under the Company’s revolving credit facility.

Recent Product Highlights

●
Began shipping UniFi AC HD access points in volume, bringing the industry's highest performance 802.11ac Wave 2 technology to the masses at a disruptive price point of only $349 (MSRP).

●
Announced the UniFi AC In-Wall access point, designed to convert an Ethernet wall connection into a dual-band 802.11ac Wi-Fi access point with powerful 802.3at PoE+ functionality.  This product is ideal for several verticals in the Enterprise segment including healthcare, education, hospitality and others that want to introduce per-room Wi-Fi.

●
Launched airMAX AC GEN2, bringing significant breakthroughs in network performance, usability and backwards compatibility to Ubiquiti's service provider customers and expanding Ubiquiti's strength in dense urban environments, beyond its traditional strength in rural and remote areas.

●
Announced the distribution of AmpliFi products in the consumer retail channel, including Best Buy, GameStop and Sam’s Club, with an anticipated gradual roll-out beginning in the fourth fiscal quarter of 2017 to hundreds of stores in the U.S. in addition to existing availability on Amplifi.com and Amazon.com.

●
Released significant updates to the UniFi Mobile App, allowing Ubiquiti's Enterprise customers to provision a UniFi access point without configuring a UniFi controller, and the UMobile App, a convenient client application allowing service provider customers to install airMAX devices.

Financial Highlights ($, in millions, except per share data)
Income statement highlights	F3Q17	F2Q17	F3Q16
Revenues	218.4	213.5	167.4
Service provider Technology	104.7	115.6	96.2
Enterprise Technology	113.6	98.0	71.2
Gross profit	99.1	95.1	82.5
Gross Profit (%)	45.4%	44.6%	49.3%
Total Operating Expenses	25.7	25.3	22.4
Income from Operations	73.4	69.8	60.1
GAAP Net Income	64.4	60.6	52.7
GAAP EPS (diluted)	0.77	0.72	0.62
Non-GAAP Net Income	64.6	60.1	53.0
Non-GAAP EPS (diluted)	0.78	0.72	0.63

Balance Sheet Highlights
Total cash and cash equivalents as of March 31, 2017 were $533.9 million, compared with $612.7 million as of December 31, 2016. The Company held $511.8 million of cash and cash equivalents in accounts of the Company’s subsidiaries outside of the United States. We repurchased $96.3 million of common stock during the quarter, repurchasing 1,932,411 shares at an average price of $49.82 per share. Additionally, we amended the Company’s Credit Agreement, providing an additional $100 million of availability under our revolving credit facility, effective as of April 14, 2017.

This quarter the Company experienced an increase in days sales outstanding in accounts receivable ("DSO") to 52 days, compared with 50 days in the prior quarter. DSO’s have increased over time and we expect this increase to continue as the mix of the Company’s distributors evolves toward larger volumes of products moving through large distributors who qualify for credit terms. Enabling these distributors to purchase higher volumes of products on credit terms allows them to shorten the cash conversion cycle and has helped enable Ubiquiti to significantly expand its market share while maintaining a conservative customer credit profile.

Ubiquiti has invested in inventory to reduce lead times, meet increasing demand and support the commensurate growth of the Company’s customers. The Company is committed to optimizing inventory to correspond with end-market demand. Finished goods inventory at the end of the quarter increased $27.5 million to $122.8 million, primarily driven by increased inventory of our newer products. The Company expects to hold 8 to 12 weeks of previously introduced product inventory in warehouses going forward, in addition to new product inventory and selected raw materials.

Business Outlook
Based on recent business trends, the Company believes the demand environment in its end markets supports the following forecast for the Company's fiscal fourth quarter ending June 30, 2017:
●
Revenues of $215-$225 million;
●
GAAP diluted EPS of $0.69-$0.74 and non-GAAP diluted EPS of $0.70-$0.75;
●
Gross margins are expected to remain consistent on a sequential basis;
●
Research and Development costs are expected to range between 9% and 10% of revenue during the fourth quarter, reflecting non-recurring engineering milestone payments as well as increased R&D staffing; and
●
An effective tax rate of 10% including the expected benefit from discrete items.

Conference Call Information
Ubiquiti Networks will host a Q&A-only call to discuss the Company’s financial results at 5:30 p.m. Eastern Time (2:30 p.m. Pacific Time) today. Management’s prepared remarks can be found on the Investor Relations section of the Ubiquiti Networks website, http://ir.ubnt.com/results.cfm.

To listen to the Q&A call via telephone, dial (877) 291-1296 (U.S. toll-free) or (720) 259-9209 (International) Conference ID: 97551818. Participants should dial in at least 10 minutes prior to the start of the call. Investors may also listen to a live webcast of the Q&A conference call by visiting the Investor Relations section of the Ubiquiti Networks website at http://ir.ubnt.com.

A recording of the Q&A call will be available approximately two hours after the call concludes and will be accessible on the Investor Relations section of the Ubiquiti Networks website, http://ir.ubnt.com.

About Ubiquiti Networks
Ubiquiti Networks, Inc. (Nasdaq: UBNT) eliminates barriers to connectivity for under-networked enterprises, communities and consumers with its leading-edge platforms that connect hundreds of millions of people throughout the world.  With over 60 million devices sold worldwide, through a network of over 100 distributors, to customers in more than 180 countries and territories, Ubiquiti has maintained an industry-leading financial profile by leveraging a unique business model to develop products that combine innovative technology with disruptive price-to-performance characteristics.  Our growth is supported by the Ubiquiti Community, a global grass-roots community of 4 million entrepreneurial operators and systems integrators who engage in thousands of forums.  For more information, join our community at http://www.ubnt.com.

Ubiquiti, Ubiquiti Networks, the U logo, UBNT, airMAX, UniFi, airFiber, mFi, EdgeMAX and AmpliFi are registered trademarks or trademarks of Ubiquiti Networks, Inc. in the United States and other countries.

Investor Relations Contact
Laura Kiernan
SVP Investor Relations
Ubiquiti Networks
laura.kiernan@ubnt.com
Ph. 1-914-598-7733

Safe Harbor for Forward Looking Statements
Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “look”, "will", “anticipate”, “believe”, “estimate”, “expect”, "forecast", “consider” and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding our expectations for our financial results for the fourth fiscal quarter and full fiscal year and statements regarding expectations related to our cash position, expenses, DSO, number of distributors and resellers, shipments, the roll-out of our consumer retail channel, the introduction of new consumer products, Gross Margins, R&D, SG&A, tax rates, inventory turns, growth opportunities, demand and long term global environment for our products, new products, and financial performance estimates including revenues, GAAP diluted EPS and non-GAAP diluted EPS for the Company's third fiscal quarter, fourth fiscal quarter and full fiscal year, and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not limited to, fluctuations in our operating results; varying demand for our products due to the financial and operating condition of our distributors and their customers, and distributors' inventory management practices; political and economic conditions and volatility affecting the stability of business environments, economic growth, currency values, commodity prices and other factors that may influence the ultimate demand for our products in particular geographies or globally; impact of counterfeiting and our ability to contain such impact; our reliance on a limited number of distributors; inability of our contract manufacturers and suppliers to meet our demand; our dependence on Qualcomm Atheros for chipsets without a short-term alternative; as we move into new markets competition from certain of our current or potential competitors who may be more established in such markets; our ability to keep pace with technological and market developments; success and timing of new product introductions by us and the performance of our products generally; our ability to effectively manage the significant increase in our transactional sales volumes; we may become subject to warranty claims, product liability and product recalls; that a substantial majority of our sales are into countries outside the United States and we are subject to numerous U.S. export control and economic sanctions laws; costs related to responding to government inquiries related to regulatory compliance; our reliance on the Ubiquiti Community; our reliance on certain key members of our management team, including our founder and chief executive officer, Robert J. Pera; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; whether the final determination of our income tax liability may be materially different from our income tax provisions; the impact of any intellectual property litigation and claims for indemnification; litigation related to U.S. Securities laws; and economic and political conditions in the United States and abroad. We discuss these risks in greater detail under the heading “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended June 30, 2016, and subsequent filings filed with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC's website at www.sec.gov. Copies may also be obtained by contacting the Ubiquiti Networks Investor Relations Department, by email at IR@ubnt.com or by visiting the Investor Relations section of the Ubiquiti Networks website, http://ir.ubnt.com.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management's beliefs and assumptions only as of the date made. Except as required by law, Ubiquiti Networks undertakes no obligation to update information contained herein. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

Ubiquiti Networks Inc. Condensed Consolidated Statement of Operations (In thousands, except per share data) (Unaudited)
	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016
Revenues	$218,359	$167,433	$636,652	$480,719
Cost of revenues	119,273	84,940	344,123	245,681
Gross profit	99,086	82,493	292,529	235,038
Operating expenses:
Research and development	16,603	13,820	47,480	42,810
Sales, general and administrative	9,074	8,538	26,938	24,113
Business e-mail compromise (“BEC”) fraud loss/(recovery)	—	(3)	—	(8,294)
Total operating expenses	25,677	22,355	74,418	58,629
Income from operations	73,409	60,138	218,111	176,409
Interest expense and other, net	(1,038)	(510)	(3,307)	(1,277)
Income before provision for income taxes	72,371	59,628	214,804	175,132
Provision for income taxes	7,939	6,929	17,976	19,222
Net income and comprehensive income	$64,432	$52,699	$196,828	$155,910
Net income per share of common stock:
Basic	$0.79	$0.63	$2.40	$1.83
Diluted	$0.77	$0.62	$2.35	$1.80
Weighted average shares used in computing net income per share of common stock:
Basic	81,652	83,349	81,879	85,051
Diluted	83,317	84,685	83,694	86,433

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are adjusted to exclude certain costs, expenses and gains such as stock based compensation expense, Business e-mail compromise ("BEC") fraud loss/(recovery), implementation of overhead capitalization, the adoption of ASU 2016-09 Improvements to Employee Share-Based Payments Accounting and the tax effects of these non-GAAP adjustments. Reconciliations of the adjustments to GAAP results for the three and nine month periods ended March 31, 2017 and 2016 are provided below. In addition, an explanation of the ways in which management uses non-GAAP financial information to evaluate its business, the substance behind management's decision to use this non-GAAP financial information, material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under "About our Non-GAAP Net Income and Adjustments" after the tables below.

Ubiquiti Networks Inc. Reconciliation of GAAP Net Income to Non-GAAP Net Income (In thousands, except per share data) (Unaudited)
	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016
Net income and comprehensive income	$64,432	$52,699	$196,828	$155,910
Stock-based compensation:
Cost of revenues	39	114	213	341
Research and development	421	566	1,362	1,770
Sales, general and administrative	141	202	519	755
Business e-mail compromise (“BEC”) fraud loss/(recovery)	—	(3)	—	(8,294)
Excess tax benefits resulting from the adoption of ASU 2016-09 Stock Compensation	(179)	—	(7,859)	—
Implementation of overhead capitalization	—	(219)	—	(1,213)
Tax effect of Non-GAAP adjustments	(240)	(327)	(837)	(1,002)
Non-GAAP net income	$64,614	$53,032	$190,226	$148,267
Non-GAAP diluted EPS	$0.78	$0.63	$2.29	$1.72

Shares outstanding (Diluted)	83,317	84,685	83,694	86,433
Share adjustment (ASU 2016-09 Adoption)	(635)	—	(689)	—
Weighted-average shares used in Non-GAAP diluted EPS	82,682	84,685	83,005	86,433

Ubiquiti Networks Inc. Condensed Consolidated Balance Sheets (In thousands, except share amounts) (Unaudited)
	March 31, 2017	June 30, 2016 (1)
Assets
Current assets:
Cash and cash equivalents	$533,944	$551,031
Accounts receivable, net	125,341	82,790
Inventories	132,512	57,113
Vendor Deposits	49,779	30,255
Prepaid income taxes	10,902	299
Prepaid expenses and other current assets	10,233	6,896
Total current assets	862,711	728,384
Property and equipment, net	13,345	12,953
Long-term deferred tax assets	4,038	4,195
Other long-term assets	1,937	1,576
Total assets	$882,031	$747,108
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$53,411	$51,510
Income taxes payable	1,268	1,488
Debt - short-term	14,743	10,993
Other current liabilities	29,681	26,672
Total current liabilities	99,103	90,663
Long-term taxes payable	26,846	23,202
Debt - long-term	210,507	191,564
Deferred revenues - long-term	2,537	1,303
Total liabilities	338,993	306,732
Stockholders’ equity:
Common stock	80	82
Additional paid–in capital	—	—
Retained earnings	542,958	440,294
Total stockholders’ equity	543,038	440,376
Total liabilities and stockholders’ equity	$882,031	$747,108

(1) Derived from audited consolidated financial statements as of and for the year ended June 30, 2016.

Ubiquiti Networks Inc. Revenues by Product Type (In thousands) (Unaudited)
	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016
Service provider technology	$104,724	$96,215	$340,936	$309,230
Enterprise technology	113,635	71,218	295,716	171,489
Total revenues	$218,359	$167,433	$636,652	$480,719

Ubiquiti Networks Inc. Revenues by Geographical Area (In thousands) (Unaudited)
	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016
North America	$78,573	$57,791	$247,347	$168,428
South America	27,770	15,450	71,240	61,123
Europe, the Middle East and Africa ("EMEA")	87,780	73,269	246,536	194,745
Asia Pacific	24,236	20,923	71,529	56,423
Total revenues	$218,359	$167,433	$636,652	$480,719

About our Non-GAAP Net Income and Adjustments

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are GAAP net income and GAAP earnings per diluted share adjusted to exclude certain costs, expenses and gains/losses.

We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding non-cash expenses, significant items that we believe are important to understanding our financial, and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our board of directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes that the exclusion of the items described below, for which the amounts or timing may vary significantly depending upon the Company's activities and other factors, facilitates comparability of the Company's operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

Use and Economic Substance of Non-GAAP Financial Measures used by Ubiquiti Networks

We compute non-GAAP net income and non-GAAP earnings per diluted share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of certain adjustments and the tax effect of those adjustments. Items excluded from net income are:

●
Stock-based compensation expense
●
Business e-mail compromise ("BEC") fraud loss/(recovery)
●
Implementation of overhead capitalization
●
Adoption of ASU 2016-09 Improvements to Employee Share-Base Payment Accounting
●
Tax effect of non-GAAP adjustments, applying the principles of ASC 740

Usefulness of Non-GAAP Financial Information to Investors

These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income and non-GAAP earnings per diluted share should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

For more information on the non-GAAP adjustments, please see the table captioned “Reconciliation of GAAP Net Income to Non-GAAP Net Income” included in this press release.